UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2009
INVERNESS MEDICAL INNOVATIONS, INC.
(Exact name of registrant as specified in charter)

Delaware	1-16789	04-3565120

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453
(Address of Principal Executive Offices) (Zip Code)
(781) 647-3900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 6, 2009, the board of directors of Inverness Medical Innovations, Inc. (the “Company”) elected James Roosevelt, Jr. to serve as a Class II member of the board of directors of the Company. Mr. Roosevelt is currently president and chief executive officer of Tufts Health Plan, which is a customer of the Company’s Alere healthcare management business. Mr. Roosevelt was determined to be “independent” under the independence standards of the New York Stock Exchange and has been nominated for appointment to the Company’s Nominating and Corporate Governance Committee at the next Board meeting.
     As compensation for his services as a director for the next year, Mr. Roosevelt will receive cash compensation of $75,000, payable quarterly in arrears, and an option to purchase 8,000 shares of the Company’s common stock. The option, which will vest over 3 years in equal installments, will be granted as of the next grant date under the Company’s Stock Option Granting Policy and will have an exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on the grant date.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.
Date: February 9, 2009	By:	/s/ Jay McNamara
Jay McNamara
Senior Counsel, Corporate & Finance